EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

BY

CONSOLIDATION SERVICES, INC.,

as Buyer,

and

________________________

as Seller

April 1, 2010

SCHEDULES TO THE ASSET PURCHASE AGREEMENT BETWEEN _____________________ AND CONSOLIDATION SERVICES, INC.

Schedule No.	Description
1(a)	The Oil and Gas Leases
1(b)	The Wells (Oil and/or Gas)
1(c)	The Equipment, Tanks, and other
7(c)	Legal Proceedings; Claims
7(d)	Material Contracts
7(e)	Violations or Restrictions
7(h)	Governmental Licenses
7(i)	Environmental Claims
7(n)	Compliance with Laws
7(r)	Rights of Third Parties
7(d)	List of Agreements to be Assigned and Assumed
7(l)	Financial Information

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EXHIBITS TO THE ASSET PURCHASE AGREEMENT BETWEEN ________________ AND CONSOLIDATION SERVICES, INC.

Exhibit No.	Description

2(b)	Allocation of Purchase Price
7(l)	The Seller's Financial Information
12(f)	Form of the Seller's Legal Opinion
16(d)	Form of the Buyer's Legal Opinion

iii

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) dated April 1, 2010 (hereinafter referred to as the “Signing Date” or the “Signing”) between _______________ , a ________ limited liability partnership (the “Seller”), and Consolidation Services Inc. (the “Buyer” or “CNSV”), a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Buyer is engaged in the oil and gas business, and whose shares of Common Stock trade on the OTCBB under the symbol CNSV;

WHEREAS, the Seller owns certain oil and gas leases and _____ wells with well pumping equipment located in ____________ and related storage tanks and other equipment as specified herein; and

WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase the Assets (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and mutual covenants appearing in this Agreement, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) effective as of the Effective Date (as hereinafter defined), the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire, accept and take possession of all of the Seller's right, title and interest in and to the following assets of the Seller currently used in the Seller’s business (the “Business”) described below (all of which are hereinafter sometimes referred to as the “Assets,” which shall be defined as those assets set forth in Sections 1(a) through 1(d) and Schedules (1)(a), (b) and (c) attached hereto, as of April 1, 2010:

(a)           The Seller's oil and gas leases as more fully described in Schedule 1(a), attached hereto.

(b)           The Seller's Oil and/or Gas wells along with all casing and pumping equipment, as set forth on Schedule 1(b) attached hereto.

(c)           The Seller's equipment, storage tanks and other, which relate to the oil and gas Assets, as set forth on Schedule 1(c) attached hereto.

(d)           The Assets shall be conveyed free and clear of all liabilities, obligations, liens, charges, mortgages, security interests and encumbrances of any character whatsoever, with no exceptions. The Buyer shall not assume nor be responsible for any liabilities or obligations which relate in any way to the operation of the Seller’s Assets prior to the Effective Date.

Section 2. Purchase Price.

(a)           In full consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by the Seller to the Buyer and in reliance upon the representations and warranties made herein by the Seller and for other consideration set forth herein, the Buyer hereby agrees to pay to the Seller at the Closing (as hereinafter defined) a purchase price (the “Purchase Price”) of ____________ in the form of CNSV Common Stock. The Purchase Price shall be payable at the Closing as described in Section 3 below. The Seller and Buyer hereby agree that CNSV Common Stock was valued at $0.67 per share on the basis of a 29.5% discount for unregistered securities from the average trading price of $0.95 per share for 185,268 shares traded on the OTCBB markets in March of 2010. The Purchase Price equals the investor’s cash contribution to the Seller and thus represents the cost basis of the Assets being acquired.

(b)           Allocation of the Purchase Price.  The Purchase Price shall be allocated among the Assets in accordance with Exhibit 2(b).

Section 3. Description of Components of Purchase Price and Other Payments.

(a)           Payment of Purchase Price to the Seller at Closing. Upon the completion by the parties of their respective closing conditions under this Agreement (unless waived in writing by the other party hereto), the Buyer shall pay to the Seller the Purchase Price, payable in restricted, unregistered CNSV Common Stock as described below, in exchange for delivery of the Assets at the Closing.  The full Purchase Price shall be paid through the issuance of _________ restricted, unregistered shares of CNSV Common Stock to ________________, or its assignees at Closing.

(b)           Effective Date of the Sale. The parties hereto agree that the purchase and sale of the Assets shall be accounted for as if such transaction had occurred prior to the opening of business on April 1, 2010 (the “Effective Date”) regardless of when the Closing in fact occurs. The Buyer shall realize any operating profit or loss from the operation of the Assets after the Effective Date. Accordingly, the Seller agrees to consult the Buyer on any material issues or contracts which relate to a period of time beyond the Effective Date. Furthermore, the Seller agrees not to enter into any new capital obligations or capital expenditures which relate to the Assets prior to the Closing Date.

Section 4. Excluded Assets.

(a)           The Seller shall retain ownership of all of the assets of the Business, except for the Assets transferred to the Buyer pursuant to this Agreement, including, but not limited to, the partnership records (but not the business records).

(b)           Seller shall allow Buyer and its representatives and professional advisers’ access to all business records of the Business that relate to conduct of the Business prior to Closing. Such access shall be related to a bona fide business interest of Buyer, and shall be conducted during normal business hours following forty-eight (48) hour advance notice of the need to review such records.  Buyer may also make and retain copies of any such business records it determines appropriate either before or after Closing.

Section 5. Non-Assumption of Liabilities. It is understood and agreed by the parties hereto that the Assets will be sold, conveyed, transferred and assigned to the Buyer at the Closing free and clear of all claims, liabilities, obligations, liens, charges, mortgages, security interests and encumbrances whatsoever, and it is further understood and agreed by the parties hereto that the Buyer does not assume, accept or undertake any obligations, commitments, duties, debts or liabilities of any kind whatsoever of the Seller (the “Obligations”).

Section 6. Closing. The closing of the sale and purchase of the Assets provided for in Sections 1 and 2 of this Agreement (the “Closing”) shall take place in Henderson, NV on the first day of April 2010, or such other time and place as the parties may agree. The day on which the Closing occurs is sometimes hereinafter referred to as the “Closing Date.”

Section 7. Representations and Warranties of the Seller. The Seller warrants and represents to the Buyer as follows:

(a)           Title. The Seller owns, and at the Closing shall have, good, valid, insurable and marketable title to the Assets and full right to transfer title to the Assets free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever, except the statutory liens and liabilities created by Buyer and this transaction.

The sale, conveyance, transfer and delivery of the Assets by the Seller to the Buyer pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Assets to the Buyer, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever, except the statutory liens and liabilities created by Buyer and this transaction.

(b)           Capacity; Organization; Existence. The Seller has full capacity to enter into and perform under this Agreement, and all other agreements to be entered into in connection with the transactions contemplated hereby (the “Other Agreements”) and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required. This Agreement has been, and each of the Other Agreements executed by the Seller hereunder will at the Closing, be duly authorized, when executed and delivered by the Seller. This Agreement constitutes, and each of the Other Agreements when executed by the Seller will constitute, the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. The Seller is duly organized and validly existing under the laws of the State of Colorado. The Seller has full corporate power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Seller requires such qualification. The Seller has all necessary licenses and authority to operate its business as now being conducted in the State of ________.

(c)           Legal Proceedings; Claims. Except as set forth in Schedule 7(c) attached hereto, the Seller is not a party to any pending litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Assets or the Business and, to the Seller's best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets or the Business is threatened.

(d)           Description of Material Contracts. Schedule 7(d) contains a complete and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral (the “Material Agreements”) which relate to the Business and to which the Seller is a party or by which it or any of its properties is bound, as of the date hereof and as of the Closing Date:

(i)        Leases; (ii) agreements, orders or commitments for the purchase by the Seller of materials or supplies; (iii) agreements, orders or commitments for the sale of oil; (iv) agreements or commitments for capital expenditures (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $1,000 in the aggregate); (v) agreements relating to other royalties payable; (vi) all other material agreements relating to the Assets. There is not under any Material Agreement any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights under any Material Agreement. The Seller has not received any notice of termination of any Material Agreement. True and complete copies of all of the Material Agreements have been delivered to the Buyer.

No agreement, contract, commitment, obligation or undertaking listed on Schedule 7(d) to which the Seller is a party or by which any of its properties are bound, except as specifically set forth in Schedule 7(d), contains any provision which materially adversely affects or in the future may (so far as the Seller can now foresee) materially adversely affect the Assets.

(e)           Default; Violations or Restrictions. The Seller is not in default under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding note, indenture, mortgage, contract or agreement to which it is bound, relating to the Assets. Except as disclosed in Schedule 7(e), the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by the Seller pursuant hereto, and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation or acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Seller, as such relates to the Assets, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Seller is a party or by which it may be bound, or require any consent, approval or notice under the laws of any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Assets.

(f)           Court Orders and Decrees.  The officers of the Seller have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Assets.

(g)           Approvals and Authorizations. The Seller has obtained all necessary consents, approvals or authorizations in connection with the transactions contemplated hereby that are required by law or otherwise in order to make this Agreement binding upon the Seller, except for those consents, approvals or authorizations which individually or in the aggregate would not have a materially adverse effect on the Assets or their use.

(h)           Governmental Licenses. Schedule 7(h) attached hereto contains a correct and complete list of all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are required in connection with the Seller's execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect. The Seller has not received any notice of any violation with respect to any such consent, permit, license or other regulatory order that remain unabated. Except as set forth on Schedule 7(i), the Seller is in compliance with all Laws and Environmental Laws material to the Business, their properties or operation as presently conducted.

(i)           Hazardous Material and Nuisance. Except as disclosed on Schedule 7(i) attached hereto, there are no known claims or potential claims which may exist against the Seller relating to the Business and/or the Assets, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Seller of any “Hazardous Material,” including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act (“CERCLA”), any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(j)           Absence of Certain Business Practices. Neither the Seller, nor to its best knowledge and belief, any of its officers, employees or agents acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist the Seller in connection with any actual or proposed transaction) that (i) might subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past would have had an adverse effect on the assets or operations of the Assets.

(k)           Brokers. The Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in an obligation for any brokers, finders or other such introductory fees.

(l)           Financial Information. The Seller has delivered to the Buyer during the process of the Buyer's due diligence investigation copies of all financial information requested by the Buyer (hereinafter collectively called the “Financial Information”) and which are attached hereto as Exhibit 7(l).

(m)           Absence of Undisclosed Liabilities and Conditions. As of the Closing Date, there were no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Business' income, or its period prior to the Closing or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable against the Assets purchased by Buyer, herein.  The Seller has no knowledge of any currently existing facts that materially adversely affect or are likely in the future to materially adversely affect the Assets.

(n)           Compliance With Laws. Except as disclosed on Schedule 7(n), the operations and activities of the Business concerning the Assets have previously and continue to comply in all respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the “Laws”), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. Neither the ownership nor use of the Assets nor the conduct of the Business as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Seller's partnership documents as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding (hereinafter collectively referred to as “Liens”), or Laws to which the Seller is a party or by which it or the Assets may be bound or affected. The Seller has not received any notice or communication from any third party asserting a failure to comply with any Laws, nor has the Seller received any notice that any authority or third party intends to seek enforcement against it to compel compliance with any such Laws.

(o)           Taxes. As of the Closing Date, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by the Seller in connection with the Assets, and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by the Seller with respect to employee's withholding taxes have been duly made. The Seller has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it. Except for amounts accrued, but not payable as of the Effective Date, (i) the Seller is not liable for the payment of any taxes relating to the Assets, and (ii) the Buyer shall have no liability for any taxes related to the ownership or operation of the Assets prior to the Effective Date. The Seller does not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales,-use, franchise, valued-added, employees' income withholding, and social security taxes imposed by the United States or by an foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on the Buyer, the Assets, or the Business, or result in the imposition of a tax lien upon any of the Assets.

(p)           Absence of Changes or Events. Without limiting the foregoing, there has been no material adverse change in the Business. The Seller has conducted its business only in the ordinary course and has not:

(i)        Incurred any obligation or liability, which materially and adversely affects the Assets;

(ii)        Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

(iii)        Except for the sale of Oil and/or gas, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the Assets;

(iv)        Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the Assets;

(v)        Made any change in its contract sales of oil inconsistent with its prior practice and prudent business practices prevailing in the industry;

(vi)        Suffered any change, event or condition which, has had or may have a materially adverse effect on the Assets, or the operations or prospects thereof,

(vii)        Entered into any transaction, contract or commitment other than in the ordinary course of business which had a material adverse effect on the Assets; or

(viii)           Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Assets.

(q)           Books and Records. The books and records of the Seller are, in all material respects, complete and correct and have been maintained in accordance with standard business practice.

(r)           Rights of Third Parties. Other than as disclosed in Schedule 7(r), or specifically provided for in this Agreement, the Seller has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of the Seller, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Seller.

(s)           Relationships with Vendors and Customers. The Seller has no knowledge of any present conditions or state of facts or circumstances which would materially adversely affect the Assets after the Closing Date. The Seller's relationships with its customers, clients and vendors are satisfactory, and the Seller has no knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. The Seller has no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against them. The Seller has no knowledge of any present condition or state of facts or circumstances which would prevent the Assets from being used by the Buyer after the Closing Date in essentially the same manner as it is presently being carried on.

(t)           Schedules. The Seller has delivered to the Buyer complete and correct Schedules, in form and substance reasonably acceptable to the Buyer, as of the Signing Date, and complete and correct copies of the documents and other material from which such schedules were compiled.

(u)           Accuracy. No representation, warranty, covenant or statement by the Seller in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

Section 8. Representations and Warranties of the Buyer. Buyer warrants and represents to the Seller as follows:

(a)           Capacity. The Buyer have full right, power and capacity to execute, deliver and perform their respective obligations under this Agreement and the other documents required to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the certificate of incorporation or by-laws of the Buyer or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer is a party or by which they are bound.

(b)           Organization.

(i)        The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Buyer has corporate power and authority to carry on its business as now conducted and, as will be conducted as supplemented by the Business, and to own, lease or operate the properties and assets now used by it in connection therewith and the Assets.

(ii)        CNSV is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary. All of the CNSV Shares are validly issued, fully paid and nonassessable.

(c)           Consents and Approvals. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's execution, delivery or performance of this Agreement.

The Buyer shall execute, deliver and perform its obligations under this Agreement and no consent or other approval or any other party is required to be obtained by the Buyer in connection with the transactions contemplated hereby.

(d)           Legal Proceedings. Buyer is not a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material and adverse change in the financial condition, business or properties of the Buyer or Seller and, to the best of their respective knowledge, no such litigation, arbitration, proceeding or investigation is threatened.

(e)           Accuracy. No representation, warranty, covenant or statement by the Buyer in this Agreement, any Exhibit attached hereto, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Sellers pursuant hereto (including the Schedules, if any, provided for in this Section 8 and Exhibits thereto), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

(f)           Binding Obligation. This Agreement, and any other agreement required to be delivered by the Buyer pursuant to this Agreement, has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

(g)           Brokers; Finders. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or any firm or corporation affiliated with the Buyer or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Seller or any person or entity affiliated with the Seller in connection with any of the transactions contemplated hereby.  The Buyer has agreed to issue 20,000 restricted and unregistered shares of CNSV Common Stock to each of Gordon Jones and George G. Chachas at Closing as full and complete payment of consulting services rendered in facilitating this transaction. Gordon Jones has offices located at 1393 North Bennett Circle, Farmington, Utah 84025 while George G. Chachas has offices located at 2445 Fifth Avenue, Suite 440, San Diego, California 92101.

Section 9. Survival of Representations and Warranties; Indemnification.

(a)           Survival of Representations and Warranties. All representations and warranties made by the Seller or the Buyer in this Agreement, including, without limitation, all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the second anniversary of the Closing Date (the “Survival Date”) provided, however, that all representations and warranties made by the Seller in Sections 7(i) and 7(o) hereof shall survive the Closing until and through one (1) year after the expiration of the applicable statute of limitations (the “Extended Survival Date”).

(b)           Indemnification by Seller. The Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) (collectively, “Damages”), arising out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 7 made by the Seller; (ii) the non-performance by the Seller in any material respect of any covenant, agreement or obligation to be performed by the Seller under this Agreement; (iii) the non-compliance of the provisions of any applicable bulk transfer laws in connection with the sale of the Assets to the Buyer; (iv) any liability relating to the Assets prior to the Signing Date; (v) any legal proceedings; (vi) any potential environmental claim; and(vii) and any liability relating to the Seller's termination of the Business.

(c)           Indemnification by Buyer. The Buyer hereby agrees to indemnify, defend and hold harmless the Seller from and against all Damages arising out of or from or that are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 8 made by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; and (iii) any liabilities arising out of the operations of the Assets by Buyer after the Closing Date.

(d)           Defense of Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification hereunder (the “Indemnitee”) shall notify the indemnifying party (the “Indemnitor”) in writing within 30 days after the Indemnitee has actual knowledge of the facts constituting the basis for such claim (the “Notice of Claim”). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at its expense and through counsel of its own choosing if the Indemnitor gives written notice of its intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

The Indemnitee shall not settle any claim which would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein shall be deemed to include the value of management's time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 9 by the Indemnitee shall be asserted or claimed except to the extent of damages exceeding, in the aggregate, the sum of $ 500.

Section 10. Covenants of the Seller. The Seller hereby covenants and agrees:

(a)           Further Assurances. The Seller hereby agrees that from time to time at the reasonable request of the Buyer, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Buyer may reasonably require to convey, assign, transfer and deliver the Assets and otherwise to carry out the terms of this Agreement; including, but not limited to, subsequent to the Closing Date.

(b)           Access to Information; Confidentiality.

(i)        Subsequent to the date hereof and prior to the Closing Date, the Seller will continue to give to the Buyer, it’s counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Seller relating to the Assets so that the Buyer may have full opportunity to make such investigation as it shall desire. No information or knowledge obtained either independently or as a result of any such investigation of the Seller shall diminish or otherwise affect the representations and warranties of the Seller; provided that Buyer covenants and agrees to notify Seller of any misrepresentation or breach of warranty of which either becomes aware as a result of any such investigation.

(ii)        From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to Buyer in the course of its negotiations and the Buyer's due diligence review and will in no event use any such confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation that Buyer may have delivered to Seller and will not use any confidential information from the Buyer for its own benefit.

(c)           Closing Documents. The Seller shall execute and deliver all instruments and documents required under Section 12 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(d)           Conduct of Business. From the date of this Agreement to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, the Seller shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

Section 11. Covenants of the Buyer. The Buyer hereby covenants and warrants as follows:

(a)           Noninterference. The Buyer shall not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 8 of this Agreement, or (ii) would interfere with the Buyer's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

(b)           Closing Documents. The Buyer shall execute and deliver all instruments and documents required under Section 16 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(c)           Confidentiality. From and after the date of this Agreement until the Closing or the termination of this Agreement, the Buyer and their respective employees and representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to either of them in the course of their negotiations and the Buyer's due diligence review of Seller and will in no event use any such confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation which Seller may have delivered to Buyer and will not use any confidential information from the Seller for its own benefit.

Section 12. Conditions Precedent to the Buyer's Obligations. The obligations of the Buyer under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Buyer):

(a)           There shall not have been any breach of the representations, warranties, covenants and agreements of the Seller contained in this Agreement or the Schedules hereto and all such representations and warranties shall be true at all times on or before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(b)           The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Buyer.

(c)           The Buyer shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

(d)           The Buyer shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that there has been no material adverse change in the Assets since the Signing Date.

(e)           The Seller shall have obtained and delivered to the Buyer any required consents or approvals of any other third parties whose consent is required to the transactions contemplated hereunder.

(f)           The Buyer shall have received a written opinion of counsel for the Seller dated as of the Closing Date, in the form of Exhibit 12(f) hereto.

(g)           The Buyer shall have received a bill of sale or bills of sale and documentation and such other good and sufficient instruments of transfer and conveyance as, in the reasonable opinion of counsel to the Buyer shall be effective to vest in the Buyer good and valid title to the Assets, as herein provided.

(h)           The Buyer shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer, of all such partnership documents of the Seller as the Buyer shall reasonably require, including without limitation the following:

(i)           The Certificate of Formation of the Seller and all amendments thereto and restatements thereof certified as of a recent date by the Secretary of State of the State of Colorado.

(i)        The By-laws of the Seller and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of the Seller;

(ii)        Certificate of existence of the Secretary of State of the State of ______ certifying as of a recent date that the Seller exists under the laws of its state of formation;

(j)           The Buyer shall have received certified resolutions of the Seller's Managing Partner authorizing the transactions contemplated by this Agreement.

(k)           The Buyer shall have completed its due diligence review to its satisfaction.

(l)           The Buyer shall have received assumption and assignment agreements for each agreement requiring such agreement to be executed in order to be assigned and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to Buyer, as shall be effective to vest in the Buyer good and marketable title to the Assets to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto.

(m)           The Buyer shall have received Seller's financial information as deemed relevant by CNSV accounting, legal and audit advisors.

(n)           There shall not have occurred any material change in the Assets or their fitness for use, as of the Closing Date.

(o)           The Buyer shall have received all documents required to be delivered to the Buyer under any other provision of this Agreement.

(p)           The Buyer shall have received a Certificate of Incumbency identifying the officers and directors of the Seller immediately before Closing.

Section 13. Condition of Assets.

(a)           Except as otherwise provided herein, the Assets will be sold “as is, where is and with all faults.”

(b)           Except as otherwise provided herein, Seller makes no representations or warranties with respect to the physical condition or any other aspect of the Assets.

(c)           It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that the Assets are sold by Seller and purchased by Buyer subject to the foregoing.

Section 14. Risk of Loss; Damage to or Destruction of Assets.

Seller assumes all risks and liability for damage or injury occurring to the Assets by fire, storm, accident, or other casualty until the Closing has been consummated. If the Assets sustain major or material damage during the period from and after the date hereof and prior to the Closing caused by fire or other casualty, either Seller or Buyer may respectively elect to terminate this Agreement by written notice to the other within fifteen (15) days after notice of such event, or at Closing, whichever is earlier. If neither Seller nor Buyer so elects pursuant to this Section 14 to terminate its obligations under this Agreement, the Closing will take place as provided herein without abatement of the Purchase Price and Seller will have no obligation of repair or replacement.

Section 15. Condemnation of Real Property. Not Applicable

Section 16. Conditions Precedent to the Seller's Obligations. The obligations of the Seller under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Seller):

(a)           There shall not have been any breach of the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(b)           The Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Buyer. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Seller.

(c)           The Seller shall have received a certificate dated the date of the Closing and signed by the Buyer, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

(d)           The Seller shall have received a written opinion of counsel for the Buyer, dated as of the date of Closing, in the form of Exhibit 16(d) attached hereto.

(e)           At the Closing, the Seller shall have received the Purchase Price as set forth in Sections 2 and 3 hereof.

(f)           The Seller shall have received copies of the minutes and resolutions of the Board of Directors of the Buyer showing the authorization and approval by such Boards of the execution and delivery by the Buyer to the Seller of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer under this Agreement and such other instruments and agreements, and evidencing the authority of each person executing this Agreement and such other instruments and agreements on behalf of each of them to do so, certified as of a recent date by each Secretary or another officer of the Buyer, as the Seller may reasonably request.

(g)           The Seller shall have received a certificate of incumbency identifying the officers and directors of the Buyer immediately before Closing.

(h)           The Seller shall have received all documents required to be delivered to the Seller under any other provision of this Agreement.

(i)           Delivery to Seller of the lease of the Assets, in form and substance satisfactory to Seller, executed by all parties thereto.

Section 17. Conditions Precedent to Obligations of Both Seller and Buyer. The obligations of both the Seller and the Buyer to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           No Injunctions. No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

(b)           Due Diligence. The Seller and the Buyer shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

(c)           Consents. Any consent to the transaction considered by the Seller or the Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Seller or the Buyer, a material adverse effect on the financial condition of the Business, shall have been obtained.

Section 18. Termination.

(a)           This Agreement may be terminated at any time prior to the Closing Date:

(i)        By mutual written consent of the Seller, the Buyer; or (ii)                                                                                                    By the Buyer, if the Seller has materially breached any of its representations, warranties or covenants under this Agreement; or (iii)By the Seller, if the Buyer has materially breached any of its representations, warranties or covenants under this Agreement.

(b)           In the event of termination of this Agreement, Sections 10, 11, 22, 23 and 24 of this Agreement shall survive any such termination.

Section 19. Bulk Sale Act. Not Applicable.

Section 20. Orderly Transfer. The Seller shall, and hereby agrees to, cooperate with the Buyer in all reasonable ways, at no direct or indirect cost to the Seller, in effecting any orderly transfer to the Buyer of the Assets to be acquired by the Buyer hereunder.

Section 21. Parties in Interest. Subject to Section 32, this Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

Section 22. Entire Agreement. This instrument, including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a written agreement signed by all the parties hereto.

Section 23. Governing Law; Consent to Jurisdiction. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

Section 24. Expenses. Each party hereto shall pay its own expenses and fees incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, except as hereinafter described.

Section 25. Prorations.   NOT Applicable.

Section 26. IRS Forms 8594. Not Applicable.

Section 27. Arbitration. Any dispute with respect to this Agreement shall be resolved by mediation and, if mediation is not successful, then by arbitration as provided herein. The parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association (the “AAA”) or such other mediation service as is mutually agreeable to the parties to the dispute under either the AAA's Commercial Mediation Rules or such other commercial mediation rules as is mutually agreeable to the parties to the dispute. The mediation shall take place in Las Vegas, with representatives of the parties present with full authority to negotiate a settlement. The parties must participate in the Mediation process with a neutral mediator for at least 10 hours over at least 2 days prior to commencement of any arbitration. If a party to the dispute refuses to participate in the mediation, the party demanding mediation may either compel mediation by seeking an appropriate order from a court of competent jurisdiction or proceed immediately to arbitration. Thereafter, any unresolved dispute shall be settled by arbitration administered by the AAA or such other arbitration service as is mutually agreeable to the parties to the dispute in accordance with the AAA's Commercial Arbitration Rules or such other commercial arbitration rules as is mutually agreeable to the parties to the dispute. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the resolution of the disputed matter as determined by the arbitrator(s) shall be binding on the parties. Any such mediation or arbitration shall be conducted in Las Vegas.

Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitral tribunal, or pending the arbitral tribunal's determination of the merits of the controversy.

The arbitrator(s) may award costs and fees to the prevailing party if, in his/her (their) discretion; the non-prevailing party did not prosecute the arbitration or settlement of the dispute in good faith. “Costs and fees” for this purpose shall mean reasonable pre-award expenses of the arbitration, including fees for the arbitrator(s), administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys' fees. Except as otherwise awarded by the arbitrator(s), all costs and fees shall be borne by the party incurring such costs and fees.

The award shall be in writing and shall be signed by the arbitrator(s) and shall include a statement regarding the disposition of any statutory claim.

Section 28. Knowledge. Whenever any provision of this Agreement or any agreement attached as an exhibit to this Agreement refers to the “knowledge” or the “best knowledge” of any person, such person will be deemed to have knowledge of a particular fact or other matter only if such person is actually aware of such fact or other matter. Seller will be deemed to have “knowledge” of a particular fact or other matter only if Steve Thompson has, or at any time had, knowledge of such fact or other matter. Buyer will be deemed to have knowledge of a particular fact or other matter with respect to the Business if Johnny R. Thomas has, or at any time had, knowledge of such fact or matter.

Section 29. Severability. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

Section 30. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

(i) if to the Seller:	Steve Thompson
Leland Kentucky Holdings, Inc
Managing Partner, Energy Production Fund LLP
261 S. Robertson Blvd. #200
Beverly Hills, CA 90211
Telecopier No. :

with a copy to:	Mr. David Kagel
9400 Readcrest Dr
Beverly Hills, California 90210
Telecopier No. :

(ii) if to the Buyer to:	Consolidation Services, Inc.
2756 N. Green Valley Parkway, Suite 225
Henderson, NV 89014
Attention: Johnny R. Thomas, President
Telecopier No.: (702) 614-5171

with a copy to:	Phillips Nizer LLP.
666 Fifth Avenue
New York, New York 10158
Attention: Elliot H. Lutzker. Esq.
Telecopier No.: (212) 262-5152

Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 31. Amendment; Non-Waivers. Any provision of this Agreement may be amended, if and only if, such amendment is written and signed by each party to this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

Section 32. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

Section 33. Disclosure. From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in, any negotiations or discussions concerning the sale of the Assets with anyone other than the Buyer; or (ii) unless otherwise required by law, neither party shall make any public announcement without prior approval of the language of such announcement by the other.

Section 34. Further Action. Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other parties hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Section 35. Headings. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 36. Counterparts. This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

_____________________ (SELLER)

By: ________________________________

Its: ________________________________

Consolidation Services Inc. (BUYER)

By:________________________________
       , CEO, President